Exhibit 23.1

[LOGO OF MCGLADREY & PULLEN]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-126602) on Form S-8 of Community Bancorp and Subsidiary of our report dated March 10, 2006 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of Community Bancorp for the year ended December 31, 2005.

/s/    MCGLADREY & PULLEN, LLP

McGLADREY & PULLEN, LLP

Las Vegas, Nevada

March 15, 2006